UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 11, 2014

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In its earnings release for the third quarter of 2014, attached as Exhibit 99.1 to its Current Report on Form 8-K filed on October 28, 2014, and as more fully set forth on page 54 of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, Arthur J. Gallagher & Co. (“Gallagher”) disclosed that it was in the midst of pursuing retirement plan de-risking strategies and expected to incur a non-cash settlement charge in the fourth quarter of 2014.

On December 11, 2014, Gallagher updated the file entitled “Supplemental Quarterly Data, 2009-2014” (available at www.ajg.com/pressreleases, beneath “Q3 2014 Earnings Release”) solely to provide an estimate of non-cash charges relating to the de-risking strategies for the fourth quarter of 2014. On page 14 of the file, please see the newly added line entitled “Retirement-related de-risking charge,” including the accompanying footnote (3) on page 15. Please also note the cautionary language regarding forward-looking statements set forth on page 15.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: December 11, 2014	/s/ Douglas K. Howell
Douglas K. Howell Vice President and Chief Financial Officer